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EXHIBIT 99.1

ICU MEDICAL, INC.



  ICU MEDICAL, INC. REPORTS THIRD QUARTER AND FIRST NINE MONTHS OF 2006 RESULTS
             --Company Reaffirms 2006 Revenue and Earnings Targets--

SAN CLEMENTE, CALIF., OCTOBER 18, 2006-- ICU MEDICAL, INC., (NASDAQ:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the third quarter and nine-months ended September 30, 2006.

Third quarter revenue was $48.6 million, compared to $46.5 million in the same period last year. Net income increased to $6.1 million, or $0.39 per diluted share, as compared to $5.8 million, or $0.39 per diluted share, in the third quarter of 2005.

For the nine-months ended September 30, 2006, the Company earned $18.8 million, or $1.21 per diluted share, on revenues of $148.8 million, as compared to net income of $15.0 million, or $1.00 per diluted share, on revenues of $114.3 million for the nine-months ended September 30, 2005.

"We are pleased with our revenue, operating, and earnings results for the third quarter," said Frank O'Brien, ICU Medical's Chief Financial Officer. "Our manufacturing move to Salt Lake City from San Clemente is now complete and we do not expect to realize any additional costs in the fourth quarter or going forward related to this plant relocation. The relocation of certain product lines from Salt Lake City to Mexico continues to be on plan and should be complete by the first half of next year."

Operating cash flows were $17.3 million for the first nine months of 2006. As of September 30, 2006, cash and investments totaled $105.5 million and working capital rose to $149.0 million. In addition, the Company bought back approximately $4 million of shares in the open market during the third quarter of 2006.

Based on results to date and expectations for the remainder of 2006, the Company reiterated its revenue and earnings targets for the full year. The company is targeting sales of approximately $195 million and diluted earnings per share of $1.65 for 2006.

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The Company will release its third quarter 2006 results at approximately 4:00
p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Wednesday, October 18, 2006. The call can be accessed at 800-901-5248, passcode 69618364 or by replay at 888-286-8010, passcode 11632448. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

THE FOREGOING STATEMENT CONCERNING MANAGEMENT'S EXPECTATION WITH RESPECT TO FUTURE RESULTS IS A FORWARD LOOKING STATEMENT BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ASSUMPTIONS MANAGEMENT BELIEVES ARE REASONABLE, BUT MANAGEMENT DOES NOT INTEND THE STATEMENT TO BE A REPRESENTATION AS TO FUTURE RESULTS. FUTURE RESULTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE MOST RECENT 10-Q. ACTUAL RESULTS IN THE FUTURE MAY DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT EXPECTATIONS.

    Contact:  Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Senior Managing Director
              Integrated Corporate Relations
              (310) 954-1100

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                                                    ICU MEDICAL, INC.
                                       Condensed Consolidated Statements of Income
                            (all dollar amounts in thousands except share and per share data)
                                                       (unaudited)


                                        Three Months Ended September 30,      Nine Months Ended September 30,
                                        -------------------------------       -------------------------------

                                            2006               2005               2006               2005
                                        ------------       ------------       ------------       ------------
REVENUES:
     Net sales                          $     48,097       $     46,121       $    146,445       $    111,900
     Other                                       503                403              2,361              2,402
                                        ------------       ------------       ------------       ------------
TOTAL REVENUE                                 48,600             46,524            148,806            114,302

COST OF GOODS SOLD                            29,750             27,248             85,532             63,468

                                        ------------       ------------       ------------       ------------
        Gross profit                          18,850             19,276             63,274             50,834
                                        ------------       ------------       ------------       ------------

OPERATING EXPENSES                            10,608             10,988             37,339             30,295
                                        ------------       ------------       ------------       ------------

        Income from operations                 8,242              8,288             25,935             20,539

OTHER INCOME                                   1,267                504              3,225              2,078
                                        ------------       ------------       ------------       ------------

        Income before income taxes
          minority interest                    9,509              8,792             29,160             22,617

PROVISION FOR INCOME TAXES                     3,518              3,095             10,789              7,961
MINORITY INTEREST                               (151)              (110)              (429)              (307)
                                        ------------       ------------       ------------       ------------

NET INCOME                              $      6,142       $      5,807       $     18,800       $     14,963
                                        ============       ============       ============       ============

NET INCOME PER SHARE
        Diluted                         $       0.39       $       0.39       $       1.21       $       1.00

WEIGHTED AVERAGE NUMBER OF SHARES
        Diluted                           15,700,042         15,012,066         15,557,664         14,964,943

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                                     ICU MEDICAL, INC.
                Summary Consolidated Balance Sheet Data (all dollar amounts
                              in thousands except share data)

                                           ASSETS

                                                                      9/30/06      12/31/05
                                                                     --------      --------
                                                                    (UNAUDITED)       (1)
CURRENT ASSETS:
     Cash and liquid investments                                     $105,501      $ 86,742
     Accounts receivable, net                                          32,168        23,644
     Inventories                                                       19,371        15,435
     Prepaid and deferred income taxes                                  4,428         7,241
     Other current assets                                               5,141         4,700
                                                                     --------      --------
                Total current assets                                  166,609       137,762
                                                                     --------      --------

PROPERTY AND EQUIPMENT, NET                                            56,901        52,194
OTHER ASSETS                                                           12,960        14,581
                                                                     --------      --------
                                                                     $236,470      $204,537
                                                                     ========      ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                 $ 17,637      $ 13,887
DEFERRED INCOME TAXES:                                                    352           529
MINORITY INTEREST:                                                        494           923

STOCKHOLDERS' EQUITY:
     14,566,906 common shares outstanding at September 30, 2006       217,987       189,198
                                                                     --------      --------
                                                                     $236,470      $204,537
                                                                     ========      ========

     (1) December 31, 2005 balances were derived from the audited consolidated financial statements of ICU Medical, Inc.

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                                     ICU MEDICAL, INC.
                       Summary Consolidated Statements of Cash Flows
                             (all dollar amounts in thousands)
                                        (unaudited)

                                                                        NINE MONTHS ENDED
                                                                     -----------------------
                                                                      9/30/06        9/30/05
                                                                     --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                           $ 18,800       $ 14,963
Adjustments to reconcile net income to net cash
     Provided by operating activities --
        Depreciation and amortization                                   7,878          6,935
        Net change in current assets and liabilities, and other        (9,425)        (4,603)
        Tax benefits from exercise of stock options in 2005                --          2,218
                                                                     --------       --------
     Net cash provided by operating activities                         17,253         19,513
                                                                     --------       --------


CASH PAID FOR ACQUIRED ASSETS                                              --        (31,767)
PURCHASES OF PROPERTY AND EQUIPMENT                                   (14,940)        (3,395)
PROCEEDS FROM SALE OF BUILDING                                          6,062             --
NET CHANGE IN LIQUID INVESTMENTS                                      (20,837)        13,225
EMPLOYEE EQUITY PLANS                                                   8,989          4,192
OTHER                                                                   1,395          2,239

NET INCREASE (DECREASE) IN CASH
                                                                     --------       --------
        AND CASH EQUIVALENTS                                         $ (2,078)      $  4,007
                                                                     ========       ========


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